EXHIBIT 4.1

Articles of Amendment of Washington Mutual, Inc.
(Series S Contingent Convertible Perpetual Non-Cumulative Preferred Stock)

and

Articles of Amendment of Washington Mutual, Inc.
(Series T Contingent Convertible Perpetual Non-Cumulative Preferred Stock)

ARTICLES OF AMENDMENT

OF

WASHINGTON MUTUAL, INC.

(Series S Contingent Convertible Perpetual Non-Cumulative Preferred Stock)

Pursuant to the provisions of Chapter 23B.10 and Section 23B.06.020 of the Revised Code of Washington, the undersigned officer of Washington Mutual, Inc. (the “Company”), a corporation organized and existing under the laws of the State of Washington, does hereby submit for filing these Articles of Amendment to its Amended and Restated Articles of Incorporation:

FIRST: The name of the Company is Washington Mutual, Inc.

SECOND: 60,000 shares of the authorized Preferred Stock of the Company are hereby designated “Series S Contingent Convertible Perpetual Non-Cumulative Preferred Stock”.

The preferences, limitations, voting powers and relative rights of the Series S Contingent Convertible Perpetual Non-Cumulative Preferred Stock are as follows:

DESIGNATION

                       Section 1.  Designation.  There is hereby created out of the authorized and unissued shares of preferred stock of the Company a series of preferred stock designated as the “Series S  Contingent Convertible Perpetual Non-Cumulative Preferred Stock” (the “Series S Preferred Stock”). The number of shares constituting such series shall be 52,000. The Series S Preferred Stock shall have no par value per share and the liquidation preference of the Series S Preferred Stock shall be $100,000 per share.

                       Section 2.  Ranking.  The Series S Preferred Stock will, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank (i) on a parity with the Series I Preferred Stock, Series J Preferred Stock, Series K Preferred Stock, Series L Preferred Stock, Series M Preferred Stock, Series N Preferred Stock, Series R Preferred Stock and Series T Preferred Stock and with each other class or series of preferred stock established after the Effective Date by the Company the terms of which expressly provide that such class or series will rank on a parity with the Series S Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to as “Parity Securities”) and (ii) senior to the Company’s common stock (the “Common Stock”), the Company’s Series RP Preferred Stock and each other class or series of capital stock outstanding or established after the Effective Date by the Company the terms of which do not expressly provide that it ranks on a parity with or senior to the Series S Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to as “Junior Securities”). The Company has the right to authorize and/or issue additional shares or classes or series of Junior Securities or Parity Securities without the consent of the Holders.

                       Section 3.  Definitions.  Unless the context or use indicates another meaning or intent, the following terms shall have the following meanings, whether used in the singular or the plural:

                       (a)                 “Applicable Conversion Price” means the Conversion Price in effect at any given time.

                       (b)                  “Articles of Amendment” means the Articles of Amendment of Washington Mutual, Inc. dated April 9, 2008.

                       (c)                 “Articles of Incorporation” means the Amended and Restated Articles of Incorporation of the Company, as amended.

                      (d)                 “As-Converted Dividend” means, with respect to any Section 4(c) Dividend Period, the product of (i) the pro forma per share quarterly Common Stock dividend derived by (A) annualizing the last dividend declared during such Section 4(c) Dividend Period on the Common Stock and (B) dividing such annualized dividend by four and (ii) the number of shares of Common Stock into which a share of Series S Preferred Stock would then be convertible (assuming receipt of the Shareholder Approvals); provided, however, that for any Section 4(c) Dividend Period during which no dividend on the Common Stock has been declared, the As-Converted Dividend shall be deemed to be $0.00.

                       (e)                  “Board of Directors” means the board of directors of the Company or any committee thereof duly authorized to act on behalf of such board of directors.

                        (f)                 “Business Day” means any day other than a Saturday, Sunday or any other day on which banks in New York City, New York, or Seattle, Washington are generally required or authorized by law to be closed.

                       (g)                 “Closing Price” of the Common Stock on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price of the shares of the Common Stock on the New York Stock Exchange on such date. If the Common Stock is not traded on the New York Stock Exchange on any date of determination, the Closing Price of the Common Stock on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or if the Common Stock is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock in the over-the-counter market as reported by Pink Sheets LLC or similar organization, or, if that bid price is not available, the market price of the Common Stock on that date as determined by a nationally recognized independent investment banking firm retained by the Company for this purpose.

For purposes of these Articles of Amendment, all references herein to the “Closing Price” and “last reported sale price” of the Common Stock on the New York Stock Exchange shall be such closing sale price and last reported sale price as reflected on the website of the New York Stock Exchange (http://www.nyse.com) and as reported by Bloomberg Professional Service; provided that in the event that there is a discrepancy between the closing sale price or last reported sale price as reflected on the website of the New York Stock Exchange and as reported by Bloomberg Professional Service, the closing sale price and last reported sale price on the website of the New York Stock Exchange shall govern.

                       (h)                 “Common Stock” has the meaning set forth in Section 2.

                        (i)                 “Company” means Washington Mutual, Inc., a Washington corporation.

                        (j)                 “Conversion Price” means for each share of Series S Preferred Stock, the Reference Purchase Price, provided, that such price shall be reduced by $0.50 on each six-month anniversary of the Effective Date if the Shareholder Approvals shall not have been obtained prior to such anniversary, up to a maximum reduction of $2.00.   The Conversion Price shall be subject to adjustment as set forth herein.

                       (k)                 “Current Market Price” means, on any date, the average of the daily Closing Price per share of the Common Stock or other securities on each of the five consecutive Trading Days preceding the earlier of the day before the date in question and the day before the Ex-Date with respect to the issuance or distribution giving rise to an adjustment to the Conversion Price pursuant to Section 10.

                       (l)                 “Effective Date” means the date on which shares of the Series S Preferred Stock are first issued.

                      (m)                 “Exchange Property” has the meaning set forth in Section 11(a).

                       (n)                 “Ex-Date,” when used with respect to any issuance or distribution, means the first date on which the Common Stock or other securities trade without the right to receive the issuance or distribution giving rise to an adjustment to the Conversion Price pursuant to Section 10.

                      (o)                 “Fundamental Change” means the occurrence, prior to the Mandatory Conversion Date, of the consummation of any consolidation or merger of the Company or similar transaction or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its subsidiaries, taken as a whole, to any Person other than one of the Company’s subsidiaries, in each case pursuant to which the Common Stock will be converted into cash, securities or other property, other than pursuant to a transaction in which the Persons that “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, voting shares of the Company immediately prior to such transaction beneficially own, directly or indirectly, voting shares representing a majority of the continuing or surviving Person immediately after the transaction.

                      (p)                 “Holder” means the Person in whose name the shares of the Series S Preferred Stock are registered, which may be treated by the Company as the absolute owner of the shares of Series S Preferred Stock for the purpose of making payment and settling the related conversions and for all other purposes.

                      (q)                 “Junior Securities” has the meaning set forth in Section 2.

                       (r)                 “Liquidation Preference” means, as to the Series S Preferred Stock, $100,000 per share.

                       (s)                 “Mandatory Conversion Date” means, with respect to the shares of Series S Preferred Stock of any Holder, the final day of the calendar quarter in which the Company and/or such Holder, as applicable, has received the Shareholder Approvals necessary to permit such Holder to convert such shares of Series S Preferred Stock into authorized Common Stock without such Conversion resulting in a Violation.

                        (t)                 “Notice of Mandatory Conversion” has the meaning set forth in Section 9(a).

                       (u)                 “Parity Securities” has the meaning set forth in Section 2.

                       (v)                 “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

                       (w)                 “Purchasers” has the meaning set forth in the preamble of the Securities Purchase Agreement.

                       (x)                 “Record Date” has the meaning set forth in Section 4(e).

                       (y)                 “Reference Purchase Price” means $8.75.

                       (z)                 “Reorganization Event” has the meaning set forth in Section 11(a).

                    (aa)                 “Section 4(b) Dividend Payment Date” has the meaning set forth in Section 4(d).

                    (bb)                 “Section 4(c) Dividend Payment Date” has the meaning set forth in Section 4(c).

                    (cc)                 “Section 4(c) Dividend Period” has the meaning set forth in Section 4(c).

                    (dd)                 “Securities Purchase Agreement” means the Securities Purchase Agreement, dated as of April 7, 2008, between the Company and the Purchasers, including all schedules and exhibits thereto.

                    (ee)                 “Series I Preferred Stock” means the shares of the Company’s Series I Perpetual Non-cumulative Fixed-to-Floating Rate Preferred Stock reserved for issuance.

                    (ff)                 “Series J Preferred Stock” means the shares of the Company’s Series J Perpetual Non-cumulative Fixed Rate Preferred Stock reserved for issuance.

                    (gg)                 “Series K Preferred Stock” means the shares of the Company’s Series K Perpetual Non-Cumulative Floating Rate Preferred Stock, no par value and liquidation preference $1,000,000 per share.

                    (hh)                 “Series L Preferred Stock” means the shares of the Company’s Series L Perpetual Non-cumulative Fixed-to-Floating Rate Preferred Stock reserved for issuance.

                     (ii)                 “Series M Preferred Stock” means the shares of the Company’s Series M Perpetual Non-cumulative Fixed-to-Floating Rate Preferred Stock reserved for issuance.

                     (jj)                 “Series N Preferred Stock” means the shares of the Company’s Series N Perpetual Non-cumulative Fixed-to-Floating Rate Preferred Stock reserved for issuance.

                    (kk)                 “Series R Preferred Stock” means the shares of the Company’s Series R Non-Cumulative Perpetual Convertible Preferred Stock, no par value and liquidation preference $1,000 per share.

                     (ll)                 “Series RP Preferred Stock” means the shares of the Company’s Series RP Stock, par value of $.01 per share, reserved for issuance pursuant to the Rights Agreement, dated as of December 20, 2000, between the Company and Mellon Investor Services LLC.

                    (mm)                 “Series S Preferred Stock” has the meaning set forth in Section 1.

                    (nn)                 “Series T Preferred Stock” means the shares of the Company’s Series T Contingent Convertible Perpetual Non-Cumulative Preferred Stock, no par value and liquidation preference $100,000 per share.

                   (oo)                 “Shareholder Approvals” means all shareholder approvals necessary to (i) approve the conversion of the Series S Preferred Stock into Common Stock for purposes of Section 312.03 of the NYSE Listed Company Manual, and (B) amend the Company’s Restated and Amended Articles of Incorporation to increase the number of authorized shares of Common Stock to at least such number as shall be sufficient to permit the full conversion of the Series S Preferred Stock into Common Stock.

                   (pp)                 “Special Dividend” has the meaning set forth in Section 4(c).

                   (qq)                 “Special Dividend Rate” means (i) from and after June 15, 2008 to but not including December 15, 2008, 14%, (ii) from and after December 15, 2008 to but not including June 15, 2009, 15.5% and (iii) from and after June 15, 2009, 17%.

                    (rr)                 “Trading Day” means a day on which the shares of Common Stock:

                                                     (i)           are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and

                                                    (ii)            have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

                     (ss)                 “Violation” means a violation of the shareholder approval requirements of Section 312.03 of the NYSE Listed Company Manual.

                      Section 4.  Dividends.  (a)  From and after the Effective Date, Holders shall be entitled to receive, when, as and if declared by the Board of Directors, out of the funds legally available therefor, non-cumulative cash dividends in the amount determined as set forth in Section 4(b) and in Section 4(c), and no more.

                      (b)                 Subject to Section 4(a), if the Board of Directors declares and pays a cash dividend in respect of any shares of Common Stock, then the Board of Directors shall declare and pay to the Holders of the Series S Preferred Stock a cash dividend in an amount per share of Series S Preferred Stock equal to the product of (i) the per share dividend declared and paid in respect of each share of Common Stock and (ii) the number of shares of Common Stock into which such share of Series S Preferred Stock is then convertible.

                       (c)                 Commencing with the Section 4(c) Dividend Period (as defined below) ending on September 15, 2008, in lieu of the dividends provided for in Section 4(b), dividends shall be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year (each, a “Section 4(c) Dividend Payment Date”) or, if any such day is not a Business Day, the next Business Day.  Dividends payable pursuant to this Section 4(c), if, when and as declared by the Board of Directors, will be, for each outstanding share of Series S Preferred Stock, payable at an annual rate on the Liquidation Preference equal to the Special Dividend Rate (such dividend, the “Special Dividend”); provided that, in the event that the As-Converted Dividend for such Section 4(c) Dividend Period is greater than the Special Dividend, each outstanding share of Series S Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, the As-Converted Dividend rather than the Special Dividend. Dividends payable pursuant to this Section 4(c) will be computed on the basis of a 360-day year of twelve 30-day months and, for any Section 4(c) Dividend Period greater or less than a full Section 4(c) Dividend Period, will be computed on the basis of the actual number of days elapsed in the period divided by 360. No interest or sum of money in lieu of interest will be paid on any dividend payment on a Series S Preferred Stock paid later than the scheduled Section 4(c) Dividend Payment Date.  Each period from and including a Section 4(c) Dividend Payment Date to but excluding the following Section 4(c) Dividend Payment Date is herein referred to as a “Section 4(c) Dividend Period.”  Dividends payable pursuant to this Section 4(c) shall be paid in cash or at the Company’s option until the second anniversary of the Effective Date, by delivery of shares of Series S Preferred Stock. The number of shares of Series S Preferred Stock to be issued in payment of the dividend with respect to each outstanding share of Series S Preferred Stock shall be determined by dividing (x) the amount of the dividend that would have been payable with respect to such share of Series S Preferred Stock had such dividend been paid in cash by (y) the Liquidation Preference per share of the Series S Preferred Stock being issued. To the extent that any such dividend would result in the issuance of a fractional share of Series S Preferred Stock (which shall be determined with respect to the aggregate number of shares of Series S Preferred Stock held of record by each holder) then the amount of such fraction multiplied by the Liquidation Preference shall be paid in cash (unless there are no legally available funds with which to make such cash payment, in which event such cash payment shall be made as soon as possible).

                      (d)                 Dividends payable pursuant to Section 4(b) shall be payable on the same date (each, a “Section 4(b) Dividend Payment Date”) that dividends are payable to holders of shares of Common Stock, and no dividends shall be payable to holders of shares of Common Stock unless the full dividends contemplated by Section 4(b) are paid at the same time in respect of the Series S Preferred Stock.

                       (e)                 Each dividend will be payable to Holders of record as they appear in the records of the Company at the close of business on the same record date (each, a “Record Date”), which (i) with respect to dividends payable pursuant to Section 4(b), shall be the same day as the record date for the payment of the corresponding dividends to the holders of shares of Common Stock and (ii) with respect to dividends payable pursuant to Section 4(c), shall be on the first day of the month in which the relevant Section 4(c) Dividend Payment Date occurs or, if such date is not a Business Day, the first Business Day of such month.

                        (f)                 Dividends on the Series S Preferred Stock are non-cumulative.  If the Board of Directors does not declare a dividend on the Series S Preferred Stock in respect of any dividend period, the Holders will have no right to receive any dividend for such dividend period, and the Company will have no obligation to pay a dividend for such dividend period, whether or not dividends are declared and paid for any future dividend period with respect to the Series S Preferred Stock or the Common Stock or any other class or series of the Company’s preferred stock.

                       (g)                 If full quarterly dividends payable pursuant to Section 4(c) on all outstanding shares of the Series S Preferred Stock for any Section 4(c) Dividend Period have not been declared and paid, the Company shall not declare or pay dividends with respect to, or redeem, purchase or acquire any of, its Junior Securities during the next succeeding Section 4(c) Dividend Period, other than (i) redemptions, purchases or other acquisitions of Junior Securities in connection with any benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or in connection with a dividend reinvestment or shareholder stock purchase plan, (ii) any declaration of a dividend in connection with any shareholders’ rights plan, including with respect to the Company’s Series RP Preferred Stock or any successor shareholders’ rights plan, or the issuance of rights, stock or other property under any shareholders’ rights plan, including with respect to the Company’s Series RP Preferred Stock or any successor shareholders’ rights plan, or the redemption or repurchase of rights pursuant thereto and (iii) conversions into or exchanges for other Junior Securities and cash solely in lieu of fractional shares of the Junior Securities. If dividends payable pursuant to Section 4(c) for any Section 4(c) Dividend Payment Date are not paid in full on the shares of the Series S Preferred Stock and there are issued and outstanding shares of Parity Securities with the same Section 4(c) Dividend Payment Date, then all dividends declared on shares of the Series S Preferred Stock and such Parity Securities on such date shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as full quarterly dividends per share payable on the shares of the Series S Preferred Stock pursuant to Section 4(c) and all such Parity Securities otherwise payable on such Section 4(c) Dividend Payment Date (subject to their having been declared by the Board of Directors out of legally available funds and including, in the case of any such Parity Securities that bear cumulative dividends, all accrued but unpaid dividends) bear to each other.

                       (h)                 If the Mandatory Conversion Date with respect to any share of Series S Preferred Stock is prior to the record date for the payment of any dividend on the Common Stock, the Holder of such share of Series S Preferred Stock will not have the right to receive any corresponding dividends on the Series S Preferred Stock. If the Mandatory Conversion Date with respect to any share of Series S Preferred Stock is after the Record Date for any declared dividend and prior to the payment date for that dividend, the Holder thereof shall receive that dividend on the relevant payment date if such Holder was the Holder of record on the Record Date for that dividend.

                       Section 5.  Liquidation.  (a)  In the event the Company voluntarily or involuntarily liquidates, dissolves or winds up, the Holders at the time shall be entitled to receive liquidating distributions in the amount of $100,000 per share of Series S Preferred Stock, plus an amount equal to any declared but unpaid dividends thereon to and including the date of such liquidation, out of assets legally available for distribution to the Company’s shareholders, before any distribution of assets is made to the holders of the Common Stock or any other Junior Securities. After payment of the full amount of such liquidating distributions, Holders of the Series S Preferred Stock shall be entitled to participate in any further distribution of the remaining assets of the Company as if each share of Series S Preferred Stock had been converted, immediately prior to such liquidating distributions, into the number of shares of Common Stock equal to the Liquidation Preference divided by the Applicable Conversion Price.

                      (b)                 In the event the assets of the Company available for distribution to shareholders upon any liquidation, dissolution or winding-up of the affairs of the Company, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series S Preferred Stock and the corresponding amounts payable on any Parity Securities, Holders and the holders of such Parity Securities shall share ratably in any distribution of assets of the Company in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

                       (c)                 The Company’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into the Company, or the sale of all or substantially all of the Company’s property or business will not constitute its liquidation, dissolution or winding up.

                       Section 6.  Maturity.  The Series S Preferred Stock shall be perpetual unless converted in accordance with these Articles of Amendment.

                       Section 7.  Redemptions.  The Series S Preferred Stock shall not be redeemable either at the Company’s option or at the option of Holders at any time.

                       Section 8.  Mandatory Conversion.  Effective as of the close of business on the Mandatory Conversion Date with respect to any share of Series S Preferred Stock, such share of Series S Preferred Stock shall automatically convert into shares of Common Stock as set forth below. The number of shares of Common Stock into which a share of Series S Preferred Stock shall be convertible shall be determined by dividing the Liquidation Preference by the Applicable Conversion Price (subject to the conversion procedures of Section 9 hereof) plus cash in lieu of fractional shares in accordance with Section 13 hereof.

                       Section 9.  Conversion Procedures.

                       (a)                 Each Holder shall, promptly upon receipt of each Regulatory Approval applicable to such Holder, provide written notice to the Company of such receipt.  Upon occurrence of the Mandatory Conversion Date with respect to shares of any Holder, the Company shall provide notice of such conversion to such Holder (such notice a “Notice of Mandatory Conversion”).  In addition to any information required by applicable law or regulation, the Notice of Mandatory Conversion with respect to such Holder shall state, as appropriate:

                                                    (i)            the Mandatory Conversion Date applicable to such Holder;

                                                    (ii)            the number of shares of Common Stock to be issued upon conversion of each share of Series S Preferred Stock held of record by such Holder and subject to such mandatory conversion; and

                                                   (iii)            the place or places where certificates for shares of Series S Preferred Stock held of record by such Holder are to be surrendered for issuance of certificates representing shares of Common Stock.

                      (b)                 In the event that some, but not all, of the Shareholder Approvals applicable to a particular Holder are obtained, such that the Mandatory Conversion Date shall have occurred with respect to some, but not all, of the shares of Series S Preferred Stock held by such Holder, such Holder shall be entitled to select the shares to be surrendered pursuant to this Section 9 such that, after such surrender, Holder no longer holds shares of Series S Preferred Stock as to which the Mandatory Conversion Date shall have occurred.  In the event that such Holder fails to surrender the required number of shares pursuant to this Section 9 within 30 days after delivery of the Mandatory Conversion Date, the Company shall, by written notice to such Holder, indicate which shares have been converted pursuant to Section 8.  Effective immediately prior to the close of business on the Mandatory Conversion Date with respect any share of Preferred Stock, dividends shall no longer be declared on any such converted share of Series S Preferred Stock and such share of Series S Preferred Stock shall cease to be outstanding, in each case, subject to the right of the Holder to receive any declared and unpaid dividends on such share to the extent provided in Section 4(h) and any other payments to which such Holder is otherwise entitled pursuant to Section 8,  Section 11 or Section 13 hereof, as applicable.

                       (c)                 No allowance or adjustment, except pursuant to Section 10, shall be made in respect of dividends payable to holders of the Common Stock of record as of any date prior to the close of business on the Mandatory Conversion Date with respect to any share of Series S Preferred Stock. Prior to the close of business on the Mandatory Conversion Date with respect to any share of Series S Preferred Stock, shares of Common Stock issuable upon conversion thereof, or other securities issuable upon conversion of, such share of Series S Preferred Stock shall not be deemed outstanding for any purpose, and the Holder thereof shall have no rights with respect to the Common Stock or other securities issuable upon conversion (including voting rights, rights to respond to tender offers for the Common Stock or other securities issuable upon conversion and rights to receive any dividends or other distributions on the Common Stock or other securities issuable upon conversion) by virtue of holding such share of Series S Preferred Stock.

                      (d)                 Shares of Series S Preferred Stock duly converted in accordance with these Articles of Amendment, or otherwise reacquired by the Company, will resume the status of authorized and unissued preferred stock, undesignated as to series and available for future issuance. The Company may from time-to-time take such appropriate action as may be necessary to reduce the authorized number of shares of Series S Preferred Stock.

                       (e)                 The Person or Persons entitled to receive the Common Stock and/or cash, securities or other property issuable upon conversion of Series S Preferred Stock shall be treated for all purposes as the record holder(s) of such shares of Common Stock and/or securities as of the close of business on the Mandatory Conversion Date with respect thereto. In the event that a Holder shall not by written notice designate the name in which shares of Common Stock and/or cash, securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of shares of Series S Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Company shall be entitled to register and deliver such shares, and make such payment, in the name of the Holder and in the manner shown on the records of the Company.

                        (f)                 On the Mandatory Conversion Date with respect to any share of Series S Preferred Stock, certificates representing shares of Common Stock shall be issued and delivered to the Holder thereof or such Holder’s designee upon presentation and surrender of the certificate evidencing the Series S Preferred Stock to the Company and, if required, the furnishing of appropriate endorsements and transfer documents and the payment of all transfer and similar taxes.

                       Section 10.  Anti-Dilution Adjustments.

                       (a)                 The Conversion Price shall be subject to the following adjustments.

                                                      (i)            Stock Dividends and Distributions. If the Company pays dividends or other distributions on the Common Stock in shares of Common Stock, then the Conversion Price in effect immediately prior to the Ex-Date for such dividend or distribution will be multiplied by the following fraction:

OS0
OS1

Where,

OS0 =  the number of shares of Common Stock outstanding immediately prior to Ex-Date for such dividend or distribution.

OS1 =  the sum of the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such dividend or distribution plus the total number of shares of Common Stock constituting such dividend or distribution.

For the purposes of this clause (i), the number of shares of Common Stock at the time outstanding shall not include shares acquired by the Company. If any dividend or distribution described in this clause (i) is declared but not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to make such dividend or distribution, to such Conversion Price that would be in effect if such dividend or distribution had not been declared.

                                                    (ii)            Subdivisions, Splits and Combination of the Common Stock. If the Company subdivides, splits or combines the shares of Common Stock, then the Conversion Price in effect immediately prior to the effective date of such share subdivision, split or combination will be multiplied by the following fraction:

OS0
OS1

Where,

OS0 = the number of shares of Common Stock outstanding immediately prior to the effective date of such share subdivision, split or combination.

OS1 =  the number of shares of Common Stock outstanding immediately after the opening of business on the effective date of such share subdivision, split or combination.

For the purposes of this clause (ii), the number of shares of Common Stock at the time outstanding shall not include shares acquired by the Company. If any subdivision, split or combination described in this clause (ii) is announced but the outstanding shares of Common Stock are not subdivided, split or combined, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to subdivide, split or combine the outstanding shares of Common Stock, to such Conversion Price that would be in effect if such subdivision, split or combination had not been announced.

                                                   (iii)            Issuance of Stock Purchase Rights. If the Company issues to all holders of the shares of Common Stock rights or warrants (other than rights or warrants issued pursuant to a dividend reinvestment plan or share purchase plan or other similar plans) entitling them, for a period of up to 45 days from the date of issuance of such rights or warrants, to subscribe for or purchase the shares of Common Stock at less than the Current Market Price on the date fixed for the determination of shareholders entitled to receive such rights or warrants, then the Conversion Price in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

OS0+ Y
OS0 + X

Where,

OS0 =  the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such distribution.

 X =  the total number of shares of Common Stock issuable pursuant to such rights or warrants.

 Y =     the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the Current Market Price.

For the purposes of this clause (iii), the number of shares of Common Stock at the time outstanding shall not include shares acquired by the Company. The Company shall not issue any such rights or warrants in respect of shares of the Common Stock acquired by the Company. In the event that such rights or warrants described in this clause (iii) are not so issued, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to issue such rights or warrants, to the Conversion Price that would then be in effect if such issuance had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Conversion Price shall be readjusted to such Conversion Price that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In determining the aggregate offering price payable for such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be determined by the Board of Directors).

                                                  (iv)            Debt or Asset Distributions.  If the Company distributes to all holders of shares of Common Stock evidences of indebtedness, shares of capital stock, securities, cash or other assets (excluding any dividend or distribution referred to in clause (i) above, any rights or warrants referred to in clause (iii) above, any dividend or distribution paid exclusively in cash, any consideration payable in connection with a tender or exchange offer made by the Company or any of its subsidiaries, and any dividend of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of certain spin-off transactions as described below), then the Conversion Price in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

SP0 – FMV
SP0

Where,

SP0 =  the Current Market Price per share of Common Stock on such date.

FMV =  the fair market value of the portion of the distribution applicable to one share of Common Stock on such date as determined by the Board of Directors.

In a “spin-off,” where the Company makes a distribution to all holders of shares of Common Stock consisting of capital stock of any class or series, or similar equity interests of, or relating to, a subsidiary or other business unit, the Conversion Price will be adjusted on the fifteenth Trading Day after the effective date of the distribution by multiplying such Conversion Price in effect immediately prior to such fifteenth Trading Day by the following fraction:

MP0
MP0+ MPs

Where,

MP0 =  the average of the Closing Prices of the Common Stock over the first ten Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution.

MPs =  the average of the Closing Prices of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock over the first ten Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution, or, if not traded on a national or regional securities exchange or over-the-counter market, the fair market value of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock on such date as determined by the Board of Directors.

In the event that such distribution described in this clause (iv) is not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay or make such dividend or distribution, to the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

                                                    (v)            Cash Distributions. If the Company makes a distribution consisting exclusively of cash to all holders of the Common Stock, excluding (a) any cash dividend on the Common Stock to the extent a corresponding cash dividend is paid on the Series S Preferred Stock pursuant to Section 4(b), (b) any cash that is distributed in a Reorganization Event or as part of a “spin-off” referred to in clause (iv) above, (c) any dividend or distribution in connection with the Company’s liquidation, dissolution or winding up, and (d) any consideration payable in connection with a tender or exchange offer made by the Company or any of its subsidiaries, then in each event, the Conversion Price in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

SP0 – DIV
SP0

Where,

SP0 =  the Closing Price per share of Common Stock on the Trading Day immediately preceding the Ex-Date.

DIV = the amount per share of Common Stock of the dividend or distribution, as determined pursuant to the following paragraph.

In the event that any distribution described in this clause (v) is not so made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such distribution, to the Conversion Price which would then be in effect if such distribution had not been declared.

                                                  (vi)            Self Tender Offers and Exchange Offers. If the Company or any of its subsidiaries successfully completes a tender or exchange offer for the Common Stock where the cash and the value of any other consideration included in the payment per share of the Common Stock exceeds the Closing Price per share of the Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer, then the Conversion Price in effect at the close of business on such immediately succeeding Trading Day will be multiplied by the following fraction:

OS0 x SP0
AC + (SP0 x OS1)

Where,

SP0 =  the Closing Price per share of Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer.

OS0 =  the number of shares of Common Stock outstanding immediately prior to the expiration of the tender or exchange offer, including any shares validly tendered and not withdrawn.

OS1=  the number of shares of Common Stock outstanding immediately after the expiration of the tender or exchange offer.

AC =  the aggregate cash and fair market value of the other consideration payable in the tender or exchange offer, as determined by the Board of Directors.

In the event that the Company, or one of its subsidiaries, is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company, or such subsidiary, is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Price shall be readjusted to be such Conversion Price that would then be in effect if such tender offer or exchange offer had not been made.

                                                 (vii)            Rights Plans. To the extent that the Company has a rights plan in effect with respect to the Common Stock on the Mandatory Conversion Date, upon conversion of any shares of the Series S Preferred Stock, Holders will receive, in addition to the shares of Common Stock, the rights under the rights plan, unless, prior to the Mandatory Conversion Date, the rights have separated from the shares of Common Stock, in which case the Conversion Price will be adjusted at the time of separation as if the Company had made a distribution to all holders of the Common Stock as described in clause (iv) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

                      (b)                 The Company may make such decreases in the Conversion Price, in addition to any other decreases required by this Section 10, if the Board of Directors deems it advisable to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of shares of Common Stock (or issuance of rights or warrants to acquire shares of Common Stock) or from any event treated as such for income tax purposes or for any other reason.

                       (c)         (i) All adjustments to the Conversion Price shall be calculated to the nearest 1/10 of a cent. No adjustment in the Conversion Price shall be required if such adjustment would be less than $0.01; provided, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided further that on the Mandatory Conversion Date adjustments to the Conversion Price will be made with respect to any such adjustment carried forward and which has not been taken into account before such date.

                                                    (ii)            No adjustment to the Conversion Price shall be made if Holders may participate in the transaction that would otherwise give rise to an adjustment, as a result of holding the Series S Preferred Stock (including without limitation pursuant to Section 4(b) hereof), without having to convert the Series S Preferred Stock, as if they held the full number of shares of Common Stock into which a share of the Series S Preferred Stock may then be converted.

                                                   (iii)            The Applicable Conversion Price shall not be adjusted:

                                                                               (A)            upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

                                                                               (B)            upon the issuance of any shares of Common Stock or rights or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its subsidiaries;

                                                                               (C)            upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date shares of the Series S Preferred Stock were first issued and not substantially amended thereafter;

                                                                               (D)            for a change in the par value or no par value of Common Stock; or

                                                                                (E)            for accrued and unpaid dividends on the Series S Preferred Stock.

                      (d)                 Whenever the Conversion Price is to be adjusted in accordance with Section 10(a) or Section 10(b), the Company shall: (i) compute the Conversion Price in accordance with Section 10(a) or Section 10(b), taking into account the one percent threshold set forth in Section 10(c) hereof; (ii) as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Price pursuant to  Section 10(a) or Section 10(b), taking into account the one percent threshold set forth in Section 10(c) hereof (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), provide, or cause to be provided, a written notice to the Holders of the occurrence of such event; and (iii) as soon as practicable following the determination of the revised Conversion Price in accordance with  Section 10(a) or Section 10(b) hereof, provide, or cause to be provided, a written notice to the Holders setting forth in reasonable detail the method by which the adjustment to the Conversion Price was determined and setting forth the revised Conversion Price.

                       Section 11.  Reorganization Events.  (a)  In the event of:

                                                    (i)            any consolidation or merger of the Company with or into another Person, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Company or another Person;

                                                    (ii)            any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Company, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Company or another Person;

                                                   (iii)            any reclassification of the Common Stock into securities including securities other than the Common Stock; or

                                                   (iv)            any statutory exchange of the outstanding shares of Common Stock for securities of another Person (other than in connection with a merger or acquisition);

(any such event specified in this Section 11(a), a “Reorganization Event”); each share of Series S Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of Holders, shall remain outstanding but shall become convertible, at the option of the Holders, into the kind of securities, cash and other property receivable in such Reorganization Event by the holder (excluding the counterparty to the Reorganization Event or an affiliate of such counterparty) of that number of shares of Common Stock into which the share of Series S Preferred Stock would then be convertible assuming the receipt of the Shareholder Approvals (such securities, cash and other property, the “Exchange Property”).

                      (b)                 In the event that holders of the shares of Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the consideration that the Holders are entitled to receive shall be deemed to be the types and amounts of consideration received by the majority of the holders of the shares of Common Stock that affirmatively make an election.  The amount of Exchange Property receivable upon conversion of any Series S Preferred Stock in accordance with Section 8 hereof shall be determined based upon the Conversion Price in effect on the Mandatory Conversion Date.

                       (c)                 The above provisions of this Section 11 shall similarly apply to successive Reorganization Events and the provisions of Section 10 shall apply to any shares of capital stock of the Company (or any successor) received by the holders of the Common Stock in any such Reorganization Event.

                      (d)                 The Company (or any successor) shall, within 20 days of the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 11.

                       (e)                 Notwithstanding anything to the contrary in this Section 11 or otherwise in these Articles of Amendment, the Company shall not enter into any agreement for a transaction constituting a Fundamental Change unless such agreement (i) entitles Holders to receive, on an as-converted basis, the securities, cash and other property receivable in such transaction by a holder of shares of Common Stock that was not the counterparty to such transaction or an affiliate of such other party or (ii) provides that each share of Series S Preferred Stock shall be converted into the number of shares of Common Stock equal to the Liquidation Preference divided by the Applicable Conversion Price

                      Section 12.  Voting Rights.  (a)  Holders will not have any voting rights, including the right to elect any directors, except (i) voting rights, if any, required by law, and (ii) voting rights, if any, described in this Section 12.

                      (b)                 So long as any shares of Series S Preferred Stock are outstanding, the vote or consent of the Holders of a majority of the shares of Series S Preferred Stock at the time outstanding, voting as a single class with all other classes and series of Parity Securities having similar voting rights then outstanding and with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating any of the following actions, whether or not such approval is required by Washington law:

                                                      (i)            any amendment, alteration or repeal of any provision of the Company’s Amended and Restated Articles of Incorporation (including these Articles of Amendment) or the Company’s bylaws that would alter or change the voting powers, preferences or special rights of the Series S Preferred Stock so as to affect them adversely;

                                                    (ii)            any amendment or alteration of the Company’s Amended and Restated Articles of Incorporation to authorize or create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of the Company’s capital stock ranking prior to the Series S Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Company; or

                                                   (iii)            the consummation of a binding share exchange or reclassification involving the Series S Preferred Stock or a merger or consolidation of the Company with another entity, except that Holders will have no right to vote under this provision or under Section 23B.11.035 of the Revised Code of Washington or otherwise under Washington law if (x) the Company shall have complied with Section 11(e) or (y) in each case (1) the Series S Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity, is converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and (2) such Series S Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences,  privileges and voting powers, taken as a whole, as are not materially less favorable to the Holders thereof than the rights, preferences, privileges and voting powers of the Series S Preferred Stock, taken as a whole;

provided, however, that any increase in the amount of the authorized preferred stock or any securities convertible into preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of any series of preferred stock other than the Series T Preferred Stock or any securities convertible into preferred stock ranking equally with and/or junior to the Series S Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon the Company’s liquidation, dissolution or winding up will not, in and of itself, be deemed to adversely affect the voting powers, preferences or special rights of the Series S Preferred Stock and, notwithstanding Section 23B.10.040(1)(a), (e) or (f) of the Revised Code of Washington or any other provision of Washington law, Holders will have no right to vote solely by reason of such an increase, creation or issuance.

If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would adversely affect one or more but not all series of preferred stock with like voting rights (including the Series S Preferred Stock for this purpose), then only the series affected and entitled to vote shall vote as a class in lieu of all such series of preferred stock.

                       (c)                 Notwithstanding the foregoing, Holders shall not have any voting rights if, at or prior to the effective time of the act with respect to which such vote would otherwise be required, all outstanding shares of Series S Preferred shall have been converted into shares of Common Stock.

                       Section 13.  Fractional Shares.

                       (a)                 No fractional shares of Common Stock will be issued as a result of any conversion of shares of Series S Preferred Stock.

                       (b)                 In lieu of any fractional share of Common Stock otherwise issuable in respect of any mandatory conversion pursuant to Section 8 hereof, the Company shall pay an amount in cash (computed to the nearest cent) equal to the same fraction of the Closing Price of the Common Stock determined as of the second Trading Day immediately preceding the Mandatory Conversion Date.

                       (c)                 If more than one share of the Series S Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series S Preferred Stock so surrendered.

                       Section 14.  Reservation of Common Stock.

                       (a)                 Following the receipt of the Shareholder Approvals, the Company shall at all times reserve and keep available out of its authorized and unissued Common Stock or shares acquired by the Company, solely for issuance upon the conversion of shares of Series S Preferred Stock as provided in these Articles of Amendment, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series S Preferred Stock then outstanding, assuming that the Applicable Conversion Price equaled the Reference Purchase Price. For purposes of this Section 14(a), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series S Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

                      (b)                 Notwithstanding the foregoing, the Company shall be entitled to deliver upon conversion of shares of Series S Preferred Stock, as herein provided, shares of Common Stock acquired by the Company (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such acquired shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

                       (c)                 All shares of Common Stock delivered upon conversion of the Series S Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

                      (d)                 Prior to the delivery of any securities that the Company shall be obligated to deliver upon conversion of the Series S Preferred Stock, the Company shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

                       (e)                 The Company hereby covenants and agrees that, if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all the Common Stock issuable upon conversion of the Series S Preferred Stock; provided, however, that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of Series S Preferred Stock into Common Stock in accordance with the provisions hereof, the Company covenants to list such Common Stock issuable upon conversion of the Series S Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time.

                       Section 15.  Repurchases of Junior Securities. For as long as the Series S Preferred Stock remains outstanding, the Company shall not redeem, purchase or acquire any of its Junior Securities, other than (i) redemptions, purchases or other acquisitions of Junior Securities in connection with any benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or in connection with a dividend reinvestment or shareholder stock purchase plan and (ii) conversions into or exchanges for other Junior Securities and cash solely in lieu of fractional shares of the Junior Securities.

                       Section 16.  Replacement Certificates.

                       (a)                 The Company shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Company. The Company shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Company of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Company.

                      (b)                 The Company shall not be required to issue any certificates representing the Series S Preferred Stock on or after the Mandatory Conversion Date. In place of the delivery of a replacement certificate following the Mandatory Conversion Date, the Company, upon delivery of the evidence and indemnity described in clause (a) above, shall deliver the shares of Common Stock pursuant to the terms of the Series S Preferred Stock formerly evidenced by the certificate.

                       Section 17.  Miscellaneous.

                       (a)                 All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of these Articles of Amendment) with postage prepaid, addressed: (i) if to the Company, to its office at 1301 Second Avenue, Seattle, Washington 98101, Attention: Treasury Department, with a copy to the Company’s Legal Department at 1301 Second Avenue, Seattle, Washington 98101, Attention: Charles Edward Smith III, or (ii) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Company, or (iii) to such other address as the Company or any such Holder, as the case may be, shall have designated by notice similarly given.

                      (b)                 The Company shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series S Preferred Stock or shares of Common Stock or other securities issued on account of Series S Preferred Stock pursuant hereto or certificates representing such shares or securities. The Company shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series S Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series S Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

THIRD: These Articles of Amendment do not provide for an exchange, reclassification or cancellation of any issued shares.

FOURTH: The date of these Articles of Amendment’s adoption is April 7, 2008.

FIFTH: These Articles of Amendment to the Amended and Restated Articles of Incorporation were duly adopted by the Board of Directors of the Company.

SIXTH: No shareholder action was required.

ARTICLES OF AMENDMENT

OF

WASHINGTON MUTUAL, INC.

(Series T Contingent Convertible Perpetual Non-Cumulative Preferred Stock)

Pursuant to the provisions of Chapter 23B.10 and Section 23B.06.020 of the Revised Code of Washington, the undersigned officer of Washington Mutual, Inc. (the “Company”), a corporation organized and existing under the laws of the State of Washington, does hereby submit for filing these Articles of Amendment to its Amended and Restated Articles of Incorporation:

FIRST: The name of the Company is Washington Mutual, Inc.

SECOND: 30,000 shares of the authorized Preferred Stock of the Company are hereby designated “Series T Contingent Convertible Perpetual Non-Cumulative Preferred Stock”.

The preferences, limitations, voting powers and relative rights of the Series T Contingent Convertible Perpetual Non-Cumulative Preferred Stock are as follows:

DESIGNATION

                      Section 1.  Designation.  There is hereby created out of the authorized and unissued shares of preferred stock of the Company a series of preferred stock designated as the “Series T Contingent Convertible Perpetual Non-Cumulative Preferred Stock” (the “Series T Preferred Stock”). The number of shares constituting such series shall be 30,000. The Series T Preferred Stock shall have no par value per share and the liquidation preference of the Series T Preferred Stock shall be $100,000 per share.

                      Section 2.  Ranking.  The Series T Preferred Stock will, with respect to dividend rights and rights on liquidation, winding-up and dissolution, rank (i) on a parity with the Series I Preferred Stock, Series J Preferred Stock, Series K Preferred Stock, Series L Preferred Stock, Series M Preferred Stock, Series N Preferred Stock, Series R Preferred Stock and Series S Preferred Stock and with each other class or series of preferred stock established after the Effective Date by the Company the terms of which expressly provide that such class or series will rank on a parity with the Series T Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to as “Parity Securities”) and (ii) senior to the Company’s common stock (the “Common Stock”), the Company’s Series RP Preferred Stock and each other class or series of capital stock outstanding or established after the Effective Date by the Company the terms of which do not expressly provide that it ranks on a parity with or senior to the Series T Preferred Stock as to dividend rights and rights on liquidation, winding-up and dissolution of the Company (collectively referred to as “Junior Securities”). The Company has the right to authorize and/or issue additional shares or classes or series of Junior Securities or Parity Securities without the consent of the Holders.

                      Section 3.  Definitions.  Unless the context or use indicates another meaning or intent, the following terms shall have the following meanings, whether used in the singular or the plural:

                       (a)            “Applicable Conversion Price” means the Conversion Price in effect at any given time.

                       (b)             “Articles of Amendment” means the Articles of Amendment of Washington Mutual, Inc. dated April 9, 2008.

                       (c)            “Articles of Incorporation” means the Amended and Restated Articles of Incorporation of the Company, as amended.

                      (d)            “As-Converted Dividend” means, with respect to any Section 4(c) Dividend Period, the product of (i) the pro forma per share quarterly Common Stock dividend derived by (A) annualizing the last dividend declared during such Section 4(c) Dividend Period on the Common Stock and (B) dividing such annualized dividend by four and (ii) the number of shares of Common Stock into which a share of Series T Preferred Stock would then be convertible (assuming receipt of the Conversion Approvals); provided, however, that for any Section 4(c) Dividend Period during which no dividend on the Common Stock has been declared, the As-Converted Dividend shall be deemed to be $0.00.

                       (e)            “Board of Directors” means the board of directors of the Company or any committee thereof duly authorized to act on behalf of such board of directors.

                        (f)            “Business Day” means any day other than a Saturday, Sunday or any other day on which banks in New York City, New York, or Seattle, Washington are generally required or authorized by law to be closed.

                       (g)            “Closing Price” of the Common Stock on any date of determination means the closing sale price or, if no closing sale price is reported, the last reported sale price of the shares of the Common Stock on the New York Stock Exchange on such date. If the Common Stock is not traded on the New York Stock Exchange on any date of determination, the Closing Price of the Common Stock on such date of determination means the closing sale price as reported in the composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or, if no closing sale price is reported, the last reported sale price on the principal U.S. national or regional securities exchange on which the Common Stock is so listed or quoted, or if the Common Stock is not so listed or quoted on a U.S. national or regional securities exchange, the last quoted bid price for the Common Stock in the over-the-counter market as reported by Pink Sheets LLC or similar organization, or, if that bid price is not available, the market price of the Common Stock on that date as determined by a nationally recognized independent investment banking firm retained by the Company for this purpose.

For purposes of these Articles of Amendment, all references herein to the “Closing Price” and “last reported sale price” of the Common Stock on the New York Stock Exchange shall be such closing sale price and last reported sale price as reflected on the website of the New York Stock Exchange (http://www.nyse.com) and as reported by Bloomberg Professional Service; provided that in the event that there is a discrepancy between the closing sale price or last reported sale price as reflected on the website of the New York Stock Exchange and as reported by Bloomberg Professional Service, the closing sale price and last reported sale price on the website of the New York Stock Exchange shall govern.

                       (h)            “Common Stock” has the meaning set forth in Section 2.

                       (i)            “Company” means Washington Mutual, Inc., a Washington corporation.

                       (j)            “Conversion Approvals” means the collective reference to the Shareholder Approvals and the Regulatory Approvals.

                      (k)             “Conversion Price” means for each share of Series T Preferred Stock, the Reference Purchase Price, provided, that such price shall be reduced by $0.50 on each six-month anniversary of the Effective Date if the Shareholder Approvals shall not have been obtained prior to such anniversary, up to a maximum reduction of $2.00.   The Conversion Price shall be subject to adjustment as set forth herein.

                      (l)            “Current Market Price” means, on any date, the average of the daily Closing Price per share of the Common Stock or other securities on each of the five consecutive Trading Days preceding the earlier of the day before the date in question and the day before the Ex-Date with respect to the issuance or distribution giving rise to an adjustment to the Conversion Price pursuant to Section 10.

                     (m)             “Effective Date” means the date on which shares of the Series T Preferred Stock are first issued.

                     (n)            “Exchange Property” has the meaning set forth in Section 11(a).

                      (o)            “Ex-Date,” when used with respect to any issuance or distribution, means the first date on which the Common Stock or other securities trade without the right to receive the issuance or distribution giving rise to an adjustment to the Conversion Price pursuant to Section 10.

                      (p)            “Fundamental Change” means the occurrence, prior to the Mandatory Conversion Date, of the consummation of any consolidation or merger of the Company or similar transaction or any sale, lease or other transfer in one transaction or a series of transactions of all or substantially all of the consolidated assets of the Company and its subsidiaries, taken as a whole, to any Person other than one of the Company’s subsidiaries, in each case pursuant to which the Common Stock will be converted into cash, securities or other property, other than pursuant to a transaction in which the Persons that “beneficially owned” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, voting shares of the Company immediately prior to such transaction beneficially own, directly or indirectly, voting shares representing a majority of the continuing or surviving Person immediately after the transaction.

                      (q)            “Holder” means the Person in whose name the shares of the Series T Preferred Stock are registered, which may be treated by the Company as the absolute owner of the shares of Series T Preferred Stock for the purpose of making payment and settling the related conversions and for all other purposes.

                        (r)            “Investment Agreement” means the Investment Agreement, dated as of April 7, 2008, between the Company and the Investors, including all schedules and exhibits thereto.

                       (s)            “Investors” has the meaning set forth in the preamble of the Investment Agreement.

                        (t)            “Junior Securities” has the meaning set forth in Section 2.

                       (u)            “Liquidation Preference” means, as to the Series T Preferred Stock, $100,000 per share.

                       (v)            “Mandatory Conversion Date” means, with respect to the shares of Series T Preferred Stock of any Holder, the final day of the calendar quarter in which the Company and/or such Holder, as applicable, has received all Conversion Approvals necessary to permit such Holder to convert such shares of Series T Preferred Stock into authorized Common Stock without such Conversion resulting in a Violation.

                      (w)            “Notice of Mandatory Conversion” has the meaning set forth in Section 9(a).

                       (x)            “Parity Securities” has the meaning set forth in Section 2.

                       (y)            “Person” means a legal person, including any individual, corporation, estate, partnership, joint venture, association, joint-stock company, limited liability company or trust.

                       (z)            “Record Date” has the meaning set forth in Section 4(e).

                      (aa)            “Reference Purchase Price” has the meaning set forth in the Investment Agreement.

                     (bb)             “Regulatory Approvals” with respect to any Holder, means the collective reference, to the extent applicable and required to permit such Holder to convert such Holder’s shares of Series T Preferred Stock into Common Stock and to own such Common Stock without such Holder being in violation of applicable Law, the receipt of approvals and authorizations of, filings and registrations with, notifications to, or expiration or termination of any applicable waiting period under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or the competition or merger control laws of other jurisdictions, in each case to the extent necessary to permit such Holder to convert such shares of Series T Preferred Stock and own Common Stock.

                     (cc)            “Reorganization Event” has the meaning set forth in Section 11(a).

                    (dd)            “Section 4(b) Dividend Payment Date” has the meaning set forth in Section 4(d).

                    (ee)            “Section 4(c) Dividend Payment Date” has the meaning set forth in Section 4(c).

                    (ff)            “Section 4(c) Dividend Period” has the meaning set forth in Section 4(c).

                    (gg)            “Series I Preferred Stock” means the shares of the Company’s Series I Perpetual Non-cumulative Fixed-to-Floating Rate Preferred Stock reserved for issuance.

                    (hh)            “Series J Preferred Stock” means the shares of the Company’s Series J Perpetual Non-cumulative Fixed Rate Preferred Stock reserved for issuance.

                     (ii)            “Series K Preferred Stock” means the shares of the Company’s Series K Perpetual Non-Cumulative Floating Rate Preferred Stock, no par value and liquidation preference $1,000,000 per share.

                     (jj)            “Series L Preferred Stock” means the shares of the Company’s Series L Perpetual Non-cumulative Fixed-to-Floating Rate Preferred Stock reserved for issuance.

                     (kk)            “Series M Preferred Stock” means the shares of the Company’s Series M Perpetual Non-cumulative Fixed-to-Floating Rate Preferred Stock reserved for issuance.

                     (ll)            “Series N Preferred Stock” means the shares of the Company’s Series N Perpetual Non-cumulative Fixed-to-Floating Rate Preferred Stock reserved for issuance.

                    (mm)            “Series R Preferred Stock” means the shares of the Company’s Series R Non-Cumulative Perpetual Convertible Preferred Stock, no par value and liquidation preference $1,000 per share.

                    (nn)             “Series RP Preferred Stock” means the shares of the Company’s Series RP Stock, par value of $.01 per share, reserved for issuance pursuant to the Rights Agreement, dated as of December 20, 2000, between the Company and Mellon Investor Services LLC.

                    (oo)            “Series S Preferred Stock” means the shares of the Company’s Series S Contingent Convertible Perpetual Non-Cumulative Preferred Stock, no par value and liquidation preference $100,000 per share.

                    (pp)            “Series T Preferred Stock” has the meaning set forth in Section 1.

                    (qq)            “Shareholder Approvals” means all shareholder approvals necessary to (i) approve the conversion of the Series T Preferred Stock into Common Stock for purposes of Section 312.03 of the NYSE Listed Company Manual, and (B) amend the Company’s Restated and Amended Articles of Incorporation to increase the number of authorized shares of Common Stock to at least such number as shall be sufficient to permit the full conversion of the Series T Preferred Stock into Common Stock.

                     (rr)            “Special Dividend” has the meaning set forth in Section 4(c).

                    (ss)            “Special Dividend Rate” means (i) from and after June 15, 2008 to but not including December 15, 2008, 14%, (ii) from and after December 15, 2008 to but not including June 15, 2009, 15.5% and (iii) from and after June 15, 2009, 17%.

                      (tt)            “Trading Day” means a day on which the shares of Common Stock:

                                                    (i)            are not suspended from trading on any national or regional securities exchange or association or over-the-counter market at the close of business; and

                                                    (ii)            have traded at least once on the national or regional securities exchange or association or over-the-counter market that is the primary market for the trading of the Common Stock.

                      (uu)            “Violation” means any of the following circumstances resulting from any conversion of Series T Preferred Stock: a violation of the shareholder approval requirements of Section 312.03 of the NYSE Listed Company Manual, or a violation of the Hart-Scott-Rodino Antitrust Improvements Act of 1976 or the competition or merger control laws of any other jurisdiction.

                      Section 4.  Dividends.  (a)  From and after the Effective Date, Holders shall be entitled to receive, when, as and if declared by the Board of Directors, out of the funds legally available therefor, non-cumulative cash dividends in the amount determined as set forth in Section 4(b) and in Section 4(c), and no more.

                      (b)            Subject to Section 4(a), if the Board of Directors declares and pays a cash dividend in respect of any shares of Common Stock, then the Board of Directors shall declare and pay to the Holders of the Series T Preferred Stock a cash dividend in an amount per share of Series T Preferred Stock equal to the product of (i) the per share dividend declared and paid in respect of each share of Common Stock and (ii) the number of shares of Common Stock into which such share of Series T Preferred Stock is then convertible.

                       (c)            Commencing with the Section 4(c) Dividend Period (as defined below) ending on September 15, 2008, in lieu of the dividends provided for in Section 4(b), dividends shall be payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year (each, a “Section 4(c) Dividend Payment Date”) or, if any such day is not a Business Day, the next Business Day.  Dividends payable pursuant to this Section 4(c), if, when and as declared by the Board of Directors, will be, for each outstanding share of Series T Preferred Stock, payable at an annual rate on the Liquidation Preference equal to the Special Dividend Rate (such dividend, the “Special Dividend”); provided that, in the event that the As-Converted Dividend for such Section 4(c) Dividend Period is greater than the Special Dividend, each outstanding share of Series T Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors, the As-Converted Dividend rather than the Special Dividend. Dividends payable pursuant to this Section 4(c) will be computed on the basis of a 360-day year of twelve 30-day months and, for any Section 4(c) Dividend Period greater or less than a full Section 4(c) Dividend Period, will be computed on the basis of the actual number of days elapsed in the period divided by 360.  No interest or sum of money in lieu of interest will be paid on any dividend payment on a Series T Preferred Stock paid later than the scheduled Section 4(c) Dividend Payment Date.  Each period from and including a Section 4(c) Dividend Payment Date to but excluding the following Section 4(c) Dividend Payment Date is herein referred to as a “Section 4(c) Dividend Period.”  Dividends payable pursuant to this Section 4(c) shall be paid in cash, or at the Company’s option until the second anniversary of the Effective Date, by delivery of shares of Series T Preferred Stock. The number of shares of Series T Preferred Stock to be issued in payment of the dividend with respect to each outstanding share of Series T Preferred Stock shall be determined by dividing (x) the amount of the dividend that would have been payable with respect to such share of Series T Preferred Stock had such dividend been paid in cash by (y) the Liquidation Preference per share of the Series T Preferred Stock being issued. To the extent that any such dividend would result in the issuance of a fractional share of Series T Preferred Stock (which shall be determined with respect to the aggregate number of shares of Series T Preferred Stock held of record by each holder) then the amount of such fraction multiplied by the Liquidation Preference shall be paid in cash (unless there are no legally available funds with which to make such cash payment, in which event such cash payment shall be made as soon as possible).

                     (d)            Dividends payable pursuant to Section 4(b) shall be payable on the same date (each, a “Section 4(b) Dividend Payment Date”) that dividends are payable to holders of shares of Common Stock, and no dividends shall be payable to holders of shares of Common Stock unless the full dividends contemplated by Section 4(b) are paid at the same time in respect of the Series T Preferred Stock.

                       (e)            Each dividend will be payable to Holders of record as they appear in the records of the Company at the close of business on the same record date (each, a “Record Date”), which (i) with respect to dividends payable pursuant to Section 4(b), shall be the same day as the record date for the payment of the corresponding dividends to the holders of shares of Common Stock and (ii) with respect to dividends payable pursuant to Section 4(c), shall be on the first day of the month in which the relevant Section 4(c) Dividend Payment Date occurs or, if such date is not a Business Day, the first Business Day of such month.

                        (f)            Dividends on the Series T Preferred Stock are non-cumulative.  If the Board of Directors does not declare a dividend on the Series T Preferred Stock in respect of any dividend period, the Holders will have no right to receive any dividend for such dividend period, and the Company will have no obligation to pay a dividend for such dividend period, whether or not dividends are declared and paid for any future dividend period with respect to the Series T Preferred Stock or the Common Stock or any other class or series of the Company’s preferred stock.

                       (g)            If full quarterly dividends payable pursuant to Section 4(c) on all outstanding shares of the Series T Preferred Stock for any Section 4(c) Dividend Period have not been declared and paid, the Company shall not declare or pay dividends with respect to, or redeem, purchase or acquire any of, its Junior Securities during the next succeeding Section 4(c) Dividend Period, other than (i) redemptions, purchases or other acquisitions of Junior Securities in connection with any benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or in connection with a dividend reinvestment or shareholder stock purchase plan, (ii) any declaration of a dividend in connection with any shareholders’ rights plan, including with respect to the Company’s Series RP Preferred Stock or any successor shareholders’ rights plan, or the issuance of rights, stock or other property under any shareholders’ rights plan, including with respect to the Company’s Series RP Preferred Stock or any successor shareholders’ rights plan, or the redemption or repurchase of rights pursuant thereto and (iii) conversions into or exchanges for other Junior Securities and cash solely in lieu of fractional shares of the Junior Securities. If dividends payable pursuant to Section 4(c) for any Section 4(c) Dividend Payment Date are not paid in full on the shares of the Series T Preferred Stock and there are issued and outstanding shares of Parity Securities with the same Section 4(c) Dividend Payment Date, then all dividends declared on shares of the Series T Preferred Stock and such Parity Securities on such date shall be declared pro rata so that the respective amounts of such dividends shall bear the same ratio to each other as full quarterly dividends per share payable on the shares of the Series T Preferred Stock pursuant to Section 4(c) and all such Parity Securities otherwise payable on such Section 4(c) Dividend Payment Date (subject to their having been declared by the Board of Directors out of legally available funds and including, in the case of any such Parity Securities that bear cumulative dividends, all accrued but unpaid dividends) bear to each other.

                       (h)            If the Mandatory Conversion Date with respect to any share of Series T Preferred Stock is prior to the record date for the payment of any dividend on the Common Stock, the Holder of such share of Series T Preferred Stock will not have the right to receive any corresponding dividends on the Series T Preferred Stock. If the Mandatory Conversion Date with respect to any share of Series T Preferred Stock is after the Record Date for any declared dividend and prior to the payment date for that dividend, the Holder thereof shall receive that dividend on the relevant payment date if such Holder was the Holder of record on the Record Date for that dividend.

                      Section 5.  Liquidation.  (a)  In the event the Company voluntarily or involuntarily liquidates, dissolves or winds up, the Holders at the time shall be entitled to receive liquidating distributions in the amount of $100,000 per share of Series T Preferred Stock, plus an amount equal to any declared but unpaid dividends thereon to and including the date of such liquidation, out of assets legally available for distribution to the Company’s shareholders, before any distribution of assets is made to the holders of the Common Stock or any other Junior Securities. After payment of the full amount of such liquidating distributions, Holders of the Series T Preferred Stock shall be entitled to participate in any further distribution of the remaining assets of the Company as if each share of Series T Preferred Stock had been converted, immediately prior to such liquidating distributions, into the number of shares of Common Stock equal to the Liquidation Preference divided by the Applicable Conversion Price.

                      (b)            In the event the assets of the Company available for distribution to shareholders upon any liquidation, dissolution or winding-up of the affairs of the Company, whether voluntary or involuntary, shall be insufficient to pay in full the amounts payable with respect to all outstanding shares of the Series T Preferred Stock and the corresponding amounts payable on any Parity Securities, Holders and the holders of such Parity Securities shall share ratably in any distribution of assets of the Company in proportion to the full respective liquidating distributions to which they would otherwise be respectively entitled.

                       (c)            The Company’s consolidation or merger with or into any other entity, the consolidation or merger of any other entity with or into the Company, or the sale of all or substantially all of the Company’s property or business will not constitute its liquidation, dissolution or winding up.

                      Section 6.  Maturity.  The Series T Preferred Stock shall be perpetual unless converted in accordance with these Articles of Amendment.

                      Section 7.  Redemptions.  The Series T Preferred Stock shall not be redeemable either at the Company’s option or at the option of Holders at any time.

                      Section 8.  Mandatory Conversion.  Effective as of the close of business on the Mandatory Conversion Date with respect to any share of Series T Preferred Stock, such share of Series T Preferred Stock shall automatically convert into shares of Common Stock as set forth below. The number of shares of Common Stock into which a share of Series T Preferred Stock shall be convertible shall be determined by dividing the Liquidation Preference by the Applicable Conversion Price (subject to the conversion procedures of Section 9 hereof) plus cash in lieu of fractional shares in accordance with Section 13 hereof.

                      Section 9.  Conversion Procedures.

                       (a)            Each Holder shall, promptly upon receipt of each Regulatory Approval applicable to such Holder, provide written notice to the Company of such receipt.  Upon occurrence of the Mandatory Conversion Date with respect to shares of any Holder, the Company shall provide notice of such conversion to such Holder (such notice a “Notice of Mandatory Conversion”).  In addition to any information required by applicable law or regulation, the Notice of Mandatory Conversion with respect to such Holder shall state, as appropriate:

                                                    (i)            the Mandatory Conversion Date applicable to such Holder;

                                                    (ii)            the number of shares of Common Stock to be issued upon conversion of each share of Series T Preferred Stock held of record by such Holder and subject to such mandatory conversion; and

                                                   (iii)            the place or places where certificates for shares of Series T Preferred Stock held of record by such Holder are to be surrendered for issuance of certificates representing shares of Common Stock.

                      (b)            In the event that some, but not all, of the Conversion Approvals applicable to a particular Holder are obtained, such that the Mandatory Conversion Date shall have occurred with respect to some, but not all, of the shares of Series T Preferred Stock held by such Holder, such Holder shall be entitled to select the shares to be surrendered pursuant to this Section 9 such that, after such surrender, Holder no longer holds shares of Series T Preferred Stock as to which the Mandatory Conversion Date shall have occurred.  In the event that such Holder fails to surrender the required number of shares pursuant to this Section 9 within 30 days after delivery of the Mandatory Conversion Date, the Company shall, by written notice to such Holder, indicate which shares have been converted pursuant to Section 8.  Effective immediately prior to the close of business on the Mandatory Conversion Date with respect any share of Preferred Stock, dividends shall no longer be declared on any such converted share of Series T Preferred Stock and such share of Series T Preferred Stock shall cease to be outstanding, in each case, subject to the right of the Holder to receive any declared and unpaid dividends on such share to the extent provided in Section 4(h) and any other payments to which such Holder is otherwise entitled pursuant to Section 8,  Section 11 or Section 13 hereof, as applicable.

                       (c)            No allowance or adjustment, except pursuant to Section 10, shall be made in respect of dividends payable to holders of the Common Stock of record as of any date prior to the close of business on the Mandatory Conversion Date with respect to any share of Series T Preferred Stock. Prior to the close of business on the Mandatory Conversion Date with respect to any share of Series T Preferred Stock, shares of Common Stock issuable upon conversion thereof, or other securities issuable upon conversion of, such share of Series T Preferred Stock shall not be deemed outstanding for any purpose, and the Holder thereof shall have no rights with respect to the Common Stock or other securities issuable upon conversion (including voting rights, rights to respond to tender offers for the Common Stock or other securities issuable upon conversion and rights to receive any dividends or other distributions on the Common Stock or other securities issuable upon conversion) by virtue of holding such share of Series T Preferred Stock.

                      (d)            Shares of Series T Preferred Stock duly converted in accordance with these Articles of Amendment, or otherwise reacquired by the Company, will resume the status of authorized and unissued preferred stock, undesignated as to series and available for future issuance. The Company may from time-to-time take such appropriate action as may be necessary to reduce the authorized number of shares of Series T Preferred Stock.

                       (e)            The Person or Persons entitled to receive the Common Stock and/or cash, securities or other property issuable upon conversion of Series T Preferred Stock shall be treated for all purposes as the record holder(s) of such shares of Common Stock and/or securities as of the close of business on the Mandatory Conversion Date with respect thereto. In the event that a Holder shall not by written notice designate the name in which shares of Common Stock and/or cash, securities or other property (including payments of cash in lieu of fractional shares) to be issued or paid upon conversion of shares of Series T Preferred Stock should be registered or paid or the manner in which such shares should be delivered, the Company shall be entitled to register and deliver such shares, and make such payment, in the name of the Holder and in the manner shown on the records of the Company.

                        (f)            On the Mandatory Conversion Date with respect to any share of Series T Preferred Stock, certificates representing shares of Common Stock shall be issued and delivered to the Holder thereof or such Holder’s designee upon presentation and surrender of the certificate evidencing the Series T Preferred Stock to the Company and, if required, the furnishing of appropriate endorsements and transfer documents and the payment of all transfer and similar taxes.

                      Section 10.  Anti-Dilution Adjustments.

                       (a)            The Conversion Price shall be subject to the following adjustments.

                                                      (i)            Stock Dividends and Distributions. If the Company pays dividends or other distributions on the Common Stock in shares of Common Stock, then the Conversion Price in effect immediately prior to the Ex-Date for such dividend or distribution will be multiplied by the following fraction:

OS0
OS1

Where,

OS0 =  the number of shares of Common Stock outstanding immediately prior to Ex-Date for such dividend or distribution.

OS1 =  the sum of the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such dividend or distribution plus the total number of shares of Common Stock constituting such dividend or distribution.

For the purposes of this clause (i), the number of shares of Common Stock at the time outstanding shall not include shares acquired by the Company. If any dividend or distribution described in this clause (i) is declared but not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to make such dividend or distribution, to such Conversion Price that would be in effect if such dividend or distribution had not been declared.

                                                    (ii)            Subdivisions, Splits and Combination of the Common Stock. If the Company subdivides, splits or combines the shares of Common Stock, then the Conversion Price in effect immediately prior to the effective date of such share subdivision, split or combination will be multiplied by the following fraction:

OS0
OS1

Where,

OS0 = the number of shares of Common Stock outstanding immediately prior to the effective date of such share subdivision, split or combination.

OS1 =  the number of shares of Common Stock outstanding immediately after the opening of business on the effective date of such share subdivision, split or combination.

For the purposes of this clause (ii), the number of shares of Common Stock at the time outstanding shall not include shares acquired by the Company. If any subdivision, split or combination described in this clause (ii) is announced but the outstanding shares of Common Stock are not subdivided, split or combined, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to subdivide, split or combine the outstanding shares of Common Stock, to such Conversion Price that would be in effect if such subdivision, split or combination had not been announced.

                                                   (iii)            Issuance of Stock Purchase Rights. If the Company issues to all holders of the shares of Common Stock rights or warrants (other than rights or warrants issued pursuant to a dividend reinvestment plan or share purchase plan or other similar plans) entitling them, for a period of up to 45 days from the date of issuance of such rights or warrants, to subscribe for or purchase the shares of Common Stock at less than the Current Market Price on the date fixed for the determination of shareholders entitled to receive such rights or warrants, then the Conversion Price in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

OS0+ Y
OS0 + X

Where,

OS0 =  the number of shares of Common Stock outstanding immediately prior to the Ex-Date for such distribution.

 X =  the total number of shares of Common Stock issuable pursuant to such rights or warrants.

 Y =     the number of shares of Common Stock equal to the aggregate price payable to exercise such rights or warrants divided by the Current Market Price.

For the purposes of this clause (iii), the number of shares of Common Stock at the time outstanding shall not include shares acquired by the Company. The Company shall not issue any such rights or warrants in respect of shares of the Common Stock acquired by the Company. In the event that such rights or warrants described in this clause (iii) are not so issued, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to issue such rights or warrants, to the Conversion Price that would then be in effect if such issuance had not been declared. To the extent that such rights or warrants are not exercised prior to their expiration or shares of Common Stock are otherwise not delivered pursuant to such rights or warrants upon the exercise of such rights or warrants, the Conversion Price shall be readjusted to such Conversion Price that would then be in effect had the adjustment made upon the issuance of such rights or warrants been made on the basis of the delivery of only the number of shares of Common Stock actually delivered. In determining the aggregate offering price payable for such shares of Common Stock, there shall be taken into account any consideration received for such rights or warrants and the value of such consideration (if other than cash, to be determined by the Board of Directors).

                                                  (iv)            Debt or Asset Distributions.  If the Company distributes to all holders of shares of Common Stock evidences of indebtedness, shares of capital stock, securities, cash or other assets (excluding any dividend or distribution referred to in clause (i) above, any rights or warrants referred to in clause (iii) above, any dividend or distribution paid exclusively in cash, any consideration payable in connection with a tender or exchange offer made by the Company or any of its subsidiaries, and any dividend of shares of capital stock of any class or series, or similar equity interests, of or relating to a subsidiary or other business unit in the case of certain spin-off transactions as described below), then the Conversion Price in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

SP0 – FMV
SP0

Where,

SP0 =  the Current Market Price per share of Common Stock on such date.

FMV =  the fair market value of the portion of the distribution applicable to one share of Common Stock on such date as determined by the Board of Directors.

In a “spin-off,” where the Company makes a distribution to all holders of shares of Common Stock consisting of capital stock of any class or series, or similar equity interests of, or relating to, a subsidiary or other business unit, the Conversion Price will be adjusted on the fifteenth Trading Day after the effective date of the distribution by multiplying such Conversion Price in effect immediately prior to such fifteenth Trading Day by the following fraction:

MP0
MP0+ MPs

Where,

MP0 =  the average of the Closing Prices of the Common Stock over the first ten Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution.

MPs =  the average of the Closing Prices of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock over the first ten Trading Days commencing on and including the fifth Trading Day following the effective date of such distribution, or, if not traded on a national or regional securities exchange or over-the-counter market, the fair market value of the capital stock or equity interests representing the portion of the distribution applicable to one share of Common Stock on such date as determined by the Board of Directors.

In the event that such distribution described in this clause (iv) is not so paid or made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay or make such dividend or distribution, to the Conversion Price that would then be in effect if such dividend or distribution had not been declared.

                                                    (v)            Cash Distributions. If the Company makes a distribution consisting exclusively of cash to all holders of the Common Stock, excluding (a) any cash dividend on the Common Stock to the extent a corresponding cash dividend is paid on the Series T Preferred Stock pursuant to Section 4(b), (b) any cash that is distributed in a Reorganization Event or as part of a “spin-off” referred to in clause (iv) above, (c) any dividend or distribution in connection with the Company’s liquidation, dissolution or winding up, and (d) any consideration payable in connection with a tender or exchange offer made by the Company or any of its subsidiaries, then in each event, the Conversion Price in effect immediately prior to the Ex-Date for such distribution will be multiplied by the following fraction:

SP0 – DIV
SP0

Where,

SP0 =  the Closing Price per share of Common Stock on the Trading Day immediately preceding the Ex-Date.

DIV = the amount per share of Common Stock of the dividend or distribution, as determined pursuant to the following paragraph.

In the event that any distribution described in this clause (v) is not so made, the Conversion Price shall be readjusted, effective as of the date the Board of Directors publicly announces its decision not to pay such distribution, to the Conversion Price which would then be in effect if such distribution had not been declared.

                                                  (vi)            Self Tender Offers and Exchange Offers. If the Company or any of its subsidiaries successfully completes a tender or exchange offer for the Common Stock where the cash and the value of any other consideration included in the payment per share of the Common Stock exceeds the Closing Price per share of the Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer, then the Conversion Price in effect at the close of business on such immediately succeeding Trading Day will be multiplied by the following fraction:

OS0 x SP0
AC + (SP0 x OS1)

Where,

 SP0 =  the Closing Price per share of Common Stock on the Trading Day immediately succeeding the expiration of the tender or exchange offer.

OS0 =  the number of shares of Common Stock outstanding immediately prior to the expiration of the tender or exchange offer, including any shares validly tendered and not withdrawn.

OS1=  the number of shares of Common Stock outstanding immediately after the expiration of the tender or exchange offer.

AC =  the aggregate cash and fair market value of the other consideration payable in the tender or exchange offer, as determined by the Board of Directors.

In the event that the Company, or one of its subsidiaries, is obligated to purchase shares of Common Stock pursuant to any such tender offer or exchange offer, but the Company, or such subsidiary, is permanently prevented by applicable law from effecting any such purchases, or all such purchases are rescinded, then the Conversion Price shall be readjusted to be such Conversion Price that would then be in effect if such tender offer or exchange offer had not been made.

                                                 (vii)            Rights Plans. To the extent that the Company has a rights plan in effect with respect to the Common Stock on the Mandatory Conversion Date, upon conversion of any shares of the Series T Preferred Stock, Holders will receive, in addition to the shares of Common Stock, the rights under the rights plan, unless, prior to the Mandatory Conversion Date, the rights have separated from the shares of Common Stock, in which case the Conversion Price will be adjusted at the time of separation as if the Company had made a distribution to all holders of the Common Stock as described in clause (iv) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

                      (b)            The Company may make such decreases in the Conversion Price, in addition to any other decreases required by this Section 10, if the Board of Directors deems it advisable to avoid or diminish any income tax to holders of the Common Stock resulting from any dividend or distribution of shares of Common Stock (or issuance of rights or warrants to acquire shares of Common Stock) or from any event treated as such for income tax purposes or for any other reason.

                       (c)        (i) All adjustments to the Conversion Price shall be calculated to the nearest 1/10 of a cent. No adjustment in the Conversion Price shall be required if such adjustment would be less than $0.01; provided, that any adjustments which by reason of this subparagraph are not required to be made shall be carried forward and taken into account in any subsequent adjustment; provided further that on the Mandatory Conversion Date adjustments to the Conversion Price will be made with respect to any such adjustment carried forward and which has not been taken into account before such date.

                                                    (ii)            No adjustment to the Conversion Price shall be made if Holders may participate in the transaction that would otherwise give rise to an adjustment, as a result of holding the Series T Preferred Stock (including without limitation pursuant to Section 4(b) hereof), without having to convert the Series T Preferred Stock, as if they held the full number of shares of Common Stock into which a share of the Series T Preferred Stock may then be converted.

                                                   (iii)            The Applicable Conversion Price shall not be adjusted:

                                                                               (A)            upon the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company’s securities and the investment of additional optional amounts in shares of Common Stock under any plan;

                                                                               (B)            upon the issuance of any shares of Common Stock or rights or warrants to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its subsidiaries;

                                                                               (C)            upon the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date shares of the Series T Preferred Stock were first issued and not substantially amended thereafter;

                                                                               (D)            for a change in the par value or no par value of Common Stock; or

                                                                                (E)            for accrued and unpaid dividends on the Series T Preferred Stock.

                      (d)            Whenever the Conversion Price is to be adjusted in accordance with Section 10(a) or Section 10(b), the Company shall: (i) compute the Conversion Price in accordance with Section 10(a) or Section 10(b), taking into account the one percent threshold set forth in Section 10(c) hereof; (ii) as soon as practicable following the occurrence of an event that requires an adjustment to the Conversion Price pursuant to  Section 10(a) or Section 10(b), taking into account the one percent threshold set forth in Section 10(c) hereof (or if the Company is not aware of such occurrence, as soon as practicable after becoming so aware), provide, or cause to be provided, a written notice to the Holders of the occurrence of such event; and (iii) as soon as practicable following the determination of the revised Conversion Price in accordance with  Section 10(a) or Section 10(b) hereof, provide, or cause to be provided, a written notice to the Holders setting forth in reasonable detail the method by which the adjustment to the Conversion Price was determined and setting forth the revised Conversion Price.

                      Section 11.  Reorganization Events.  (a)  In the event of:

                                                    (i)            any consolidation or merger of the Company with or into another Person, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Company or another Person;

                                                    (ii)            any sale, transfer, lease or conveyance to another Person of all or substantially all of the property and assets of the Company, in each case pursuant to which the Common Stock will be converted into cash, securities or other property of the Company or another Person;

                                                   (iii)            any reclassification of the Common Stock into securities including securities other than the Common Stock; or

                                                   (iv)            any statutory exchange of the outstanding shares of Common Stock for securities of another Person (other than in connection with a merger or acquisition);

(any such event specified in this Section 11(a), a “Reorganization Event”); each share of Series T Preferred Stock outstanding immediately prior to such Reorganization Event shall, without the consent of Holders, shall remain outstanding but shall become convertible, at the option of the Holders, into the kind of securities, cash and other property receivable in such Reorganization Event by the holder (excluding the counterparty to the Reorganization Event or an affiliate of such counterparty) of that number of shares of Common Stock into which the share of Series T Preferred Stock would then be convertible assuming the receipt of the Conversion Approvals (such securities, cash and other property, the “Exchange Property”).

                      (b)            In the event that holders of the shares of Common Stock have the opportunity to elect the form of consideration to be received in such transaction, the consideration that the Holders are entitled to receive shall be deemed to be the types and amounts of consideration received by the majority of the holders of the shares of Common Stock that affirmatively make an election.  The amount of Exchange Property receivable upon conversion of any Series T Preferred Stock in accordance with Section 8 hereof shall be determined based upon the Conversion Price in effect on the Mandatory Conversion Date.

                       (c)            The above provisions of this Section 11 shall similarly apply to successive Reorganization Events and the provisions of Section 10 shall apply to any shares of capital stock of the Company (or any successor) received by the holders of the Common Stock in any such Reorganization Event.

                      (d)            The Company (or any successor) shall, within 20 days of the occurrence of any Reorganization Event, provide written notice to the Holders of such occurrence of such event and of the kind and amount of the cash, securities or other property that constitutes the Exchange Property. Failure to deliver such notice shall not affect the operation of this Section 11.

                       (e)            Notwithstanding anything to the contrary in this Section 11 or otherwise in these Articles of Amendment, the Company shall not enter into any agreement for a transaction constituting a Fundamental Change unless such agreement (i) entitles Holders to receive, on an as-converted basis, the securities, cash and other property receivable in such transaction by a holder of shares of Common Stock that was not the counterparty to such transaction or an affiliate of such other party or (ii) provides that each share of Series T Preferred Stock shall be converted into the number of shares of Common Stock equal to the Liquidation Preference divided by the Applicable Conversion Price.

                      Section 12.  Voting Rights.  (a)  Holders will not have any voting rights, including the right to elect any directors, except (i) voting rights, if any, required by law, and (ii) voting rights, if any, described in this Section 12.

                      (b)            So long as any shares of Series T Preferred Stock are outstanding, the vote or consent of the Holders of a majority of the shares of Series T Preferred Stock at the time outstanding, voting as a single class with all other classes and series of Parity Securities having similar voting rights then outstanding and with each series or class having a number of votes proportionate to the aggregate liquidation preference of the outstanding shares of such class or series, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating any of the following actions, whether or not such approval is required by Washington law:

                                                    (i)            any amendment, alteration or repeal of any provision of the Company’s Amended and Restated Articles of Incorporation (including these Articles of Amendment) or the Company’s bylaws that would alter or change the voting powers, preferences or special rights of the Series T Preferred Stock so as to affect them adversely;

                                                    (ii)            any amendment or alteration of the Company’s Amended and Restated Articles of Incorporation to authorize or create, or increase the authorized amount of, any shares of, or any securities convertible into shares of, any class or series of the Company’s capital stock ranking prior to the Series T Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Company; or

                                                   (iii)            the consummation of a binding share exchange or reclassification involving the Series T Preferred Stock or a merger or consolidation of the Company with another entity, except that Holders will have no right to vote under this provision or under Section 23B.11.035 of the Revised Code of Washington or otherwise under Washington law if (x) the Company shall have complied with Section 11(e) or (y) in each case (1) the Series T Preferred Stock remains outstanding or, in the case of any such merger or consolidation with respect to which the Company is not the surviving or resulting entity, is converted into or exchanged for preference securities of the surviving or resulting entity or its ultimate parent, that is an entity organized and existing under the laws of the United States of America, any state thereof or the District of Columbia, and (2) such Series T Preferred Stock remaining outstanding or such preference securities, as the case may be, have such rights, preferences,  privileges and voting powers, taken as a whole, as are not materially less favorable to the Holders thereof than the rights, preferences, privileges and voting powers of the Series T Preferred Stock, taken as a whole;

provided, however, that any increase in the amount of the authorized preferred stock or any securities convertible into preferred stock or the creation and issuance, or an increase in the authorized or issued amount, of any series of preferred stock, other than the Series T Preferred Stock, or any securities convertible into preferred stock ranking equally with and/or junior to the Series T Preferred Stock with respect to the payment of dividends (whether such dividends are cumulative or non-cumulative) and/or the distribution of assets upon the Company’s liquidation, dissolution or winding up will not, in and of itself, be deemed to adversely affect the voting powers, preferences or special rights of the Series T Preferred Stock and, notwithstanding Section 23B.10.040(1)(a), (e) or (f) of the Revised Code of Washington or any other provision of Washington law, Holders will have no right to vote solely by reason of such an increase, creation or issuance.

If an amendment, alteration, repeal, share exchange, reclassification, merger or consolidation described above would adversely affect one or more but not all series of preferred stock with like voting rights (including the Series T Preferred Stock for this purpose), then only the series affected and entitled to vote shall vote as a class in lieu of all such series of preferred stock.

                       (c)            Notwithstanding the foregoing, Holders shall not have any voting rights if, at or prior to the effective time of the act with respect to which such vote would otherwise be required, all outstanding shares of Series T Preferred shall have been converted into shares of Common Stock.

                      Section 13.  Fractional Shares.

                       (a)            No fractional shares of Common Stock will be issued as a result of any conversion of shares of Series T Preferred Stock.

                       (b)            In lieu of any fractional share of Common Stock otherwise issuable in respect of any mandatory conversion pursuant to Section 8 hereof, the Company shall pay an amount in cash (computed to the nearest cent) equal to the same fraction of the Closing Price of the Common Stock determined as of the second Trading Day immediately preceding the Mandatory Conversion Date.

                       (c)            If more than one share of the Series T Preferred Stock is surrendered for conversion at one time by or for the same Holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares of the Series T Preferred Stock so surrendered.

                      Section 14.  Reservation of Common Stock.

                       (a)            Following the receipt of the Shareholder Approvals, the Company shall at all times reserve and keep available out of its authorized and unissued Common Stock or shares acquired by the Company, solely for issuance upon the conversion of shares of Series T Preferred Stock as provided in these Articles of Amendment, free from any preemptive or other similar rights, such number of shares of Common Stock as shall from time to time be issuable upon the conversion of all the shares of Series T Preferred Stock then outstanding, assuming that the Applicable Conversion Price equaled the Reference Purchase Price. For purposes of this Section 14(a), the number of shares of Common Stock that shall be deliverable upon the conversion of all outstanding shares of Series T Preferred Stock shall be computed as if at the time of computation all such outstanding shares were held by a single Holder.

                      (b)            Notwithstanding the foregoing, the Company shall be entitled to deliver upon conversion of shares of Series T Preferred Stock, as herein provided, shares of Common Stock acquired by the Company (in lieu of the issuance of authorized and unissued shares of Common Stock), so long as any such acquired shares are free and clear of all liens, charges, security interests or encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

                       (c)            All shares of Common Stock delivered upon conversion of the Series T Preferred Stock shall be duly authorized, validly issued, fully paid and non-assessable, free and clear of all liens, claims, security interests and other encumbrances (other than liens, charges, security interests and other encumbrances created by the Holders).

                      (d)            Prior to the delivery of any securities that the Company shall be obligated to deliver upon conversion of the Series T Preferred Stock, the Company shall use its reasonable best efforts to comply with all federal and state laws and regulations thereunder requiring the registration of such securities with, or any approval of or consent to the delivery thereof by, any governmental authority.

                       (e)            The Company hereby covenants and agrees that, if at any time the Common Stock shall be listed on the New York Stock Exchange or any other national securities exchange or automated quotation system, the Company will, if permitted by the rules of such exchange or automated quotation system, list and keep listed, so long as the Common Stock shall be so listed on such exchange or automated quotation system, all the Common Stock issuable upon conversion of the Series T Preferred Stock; provided, however, that if the rules of such exchange or automated quotation system permit the Company to defer the listing of such Common Stock until the first conversion of Series T Preferred Stock into Common Stock in accordance with the provisions hereof, the Company covenants to list such Common Stock issuable upon conversion of the Series T Preferred Stock in accordance with the requirements of such exchange or automated quotation system at such time.

                      Section 15.  Repurchases of Junior Securities. For as long as the Series T Preferred Stock remains outstanding, the Company shall not redeem, purchase or acquire any of its Junior Securities, other than (i) redemptions, purchases or other acquisitions of Junior Securities in connection with any benefit plan or other similar arrangement with or for the benefit of any one or more employees, officers, directors or consultants or in connection with a dividend reinvestment or shareholder stock purchase plan and (ii) conversions into or exchanges for other Junior Securities and cash solely in lieu of fractional shares of the Junior Securities.

                      Section 16.  Replacement Certificates.

                       (a)            The Company shall replace any mutilated certificate at the Holder’s expense upon surrender of that certificate to the Company. The Company shall replace certificates that become destroyed, stolen or lost at the Holder’s expense upon delivery to the Company of satisfactory evidence that the certificate has been destroyed, stolen or lost, together with any indemnity that may be required by the Company.

                      (b)            The Company shall not be required to issue any certificates representing the Series T Preferred Stock on or after the Mandatory Conversion Date. In place of the delivery of a replacement certificate following the Mandatory Conversion Date, the Company, upon delivery of the evidence and indemnity described in clause (a) above, shall deliver the shares of Common Stock pursuant to the terms of the Series T Preferred Stock formerly evidenced by the certificate.

                      Section 17.  Miscellaneous.

                       (a)            All notices referred to herein shall be in writing, and, unless otherwise specified herein, all notices hereunder shall be deemed to have been given upon the earlier of receipt thereof or three Business Days after the mailing thereof if sent by registered or certified mail (unless first-class mail shall be specifically permitted for such notice under the terms of these Articles of Amendment) with postage prepaid, addressed: (i) if to the Company, to its office at 1301 Second Avenue, Seattle, Washington 98101, Attention: Treasury Department, with a copy to the Company’s Legal Department at 1301 Second Avenue, Seattle, Washington 98101, Attention: Charles Edward Smith III, or (ii) if to any Holder, to such Holder at the address of such Holder as listed in the stock record books of the Company, or (iii) to such other address as the Company or any such Holder, as the case may be, shall have designated by notice similarly given.

                      (b)            The Company shall pay any and all stock transfer and documentary stamp taxes that may be payable in respect of any issuance or delivery of shares of Series T Preferred Stock or shares of Common Stock or other securities issued on account of Series T Preferred Stock pursuant hereto or certificates representing such shares or securities. The Company shall not, however, be required to pay any such tax that may be payable in respect of any transfer involved in the issuance or delivery of shares of Series T Preferred Stock or Common Stock or other securities in a name other than that in which the shares of Series T Preferred Stock with respect to which such shares or other securities are issued or delivered were registered, or in respect of any payment to any Person other than a payment to the registered holder thereof, and shall not be required to make any such issuance, delivery or payment unless and until the Person otherwise entitled to such issuance, delivery or payment has paid to the Company the amount of any such tax or has established, to the satisfaction of the Company, that such tax has been paid or is not payable.

THIRD: These Articles of Amendment do not provide for an exchange, reclassification or cancellation of any issued shares.

FOURTH: The date of these Articles of Amendment’s adoption is April 7, 2008.

FIFTH: These Articles of Amendment to the Amended and Restated Articles of Incorporation were duly adopted by the Board of Directors of the Company.

SIXTH: No shareholder action was required.